Exhibit 4-zz

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                MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

                                    AND

                         THE CHASE MANHATTAN BANK,
                   as Unit Agent, as Trustee and Paying
                   Agent under the Indenture referred to
                  herein, and as Warrant Agent under the
                   Warrant Agreement referred to herein





                               ------------

                          FORM OF UNIT AGREEMENT
                  (For Units Without Holder Obligations)

                               ------------





                          Dated as of __________



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                             TABLE OF CONTENTS


                                                                          Page
                                                                          ----
                                 ARTICLE 1
          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.  Definitions..................................................  2

                                 ARTICLE 2
                                   UNITS

Section 2.1.   Forms Generally.............................................  6
Section 2.2.   Form of Certificate of Authentication and
               Countersignature............................................  6
Section 2.3.   Units.......................................................  7
Section 2.4.   Denominations...............................................  7
Section 2.5.   Rights and Obligations Evidenced by the Units................ 7
Section 2.6.   Execution, Authentication, Delivery and Dating..............  7
Section 2.7.   Registration of Transfer and Exchange.......................  8
Section 2.8.   Mutilated, Destroyed, Lost and Stolen Unit Certificates.....  9
Section 2.9.   Persons Deemed Owners....................................... 10
Section 2.10.  Cancellation................................................ 10
Section 2.11.  Exchange of Global Units and Definitive Units............... 11

                                 ARTICLE 3
       AUTOMATIC SEPARATION OF UNITS; TERMINATION OF UNIT AGREEMENT

Section 3.1.   Automatic Separation of Units; Termination of Unit
               Agreement................................................... 11
Section 3.2.   Effect of Termination....................................... 11

                                 ARTICLE 4
          OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF UNITS

Section 4.1.   Holder May Enforce Rights................................... 12

                                 ARTICLE 5
                                 THE AGENT

Section 5.1.   Certain Duties and Responsibilities......................... 12
Section 5.2.   Certain Rights of Agent..................................... 13
Section 5.3.   Not Responsible for Recitals or Issuance of Units........... 14
Section 5.4.   May Hold Units.............................................. 14
Section 5.5.   Compensation and Reimbursement.............................. 14
Section 5.6.   Corporate Agent Required; Eligibility....................... 15
Section 5.7.   Resignation and Removal; Appointment of Successor........... 16
Section 5.8.   Acceptance of Appointment by Successor...................... 17
Section 5.9.   Merger, Conversion, Consolidation or Succession to Business. 18
Section 5.10.  Tax Compliance.............................................. 18

                                 ARTICLE 6
                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 6.1.   Covenant Not to Merge, Consolidate, Sell or Convey
               Property Except Under Certain Conditions.................... 18
Section 6.2.   Rights and Duties of Successor Corporation.................. 19
Section 6.3.   Opinion of Counsel to Agent................................. 19

                                 ARTICLE 7
                         MISCELLANEOUS PROVISIONS

Section 7.1.   Amendments.................................................. 19
Section 7.2.   Incorporators, Stockholders, Officers and Directors of the
               Corporation Immune from Liability........................... 21
Section 7.3.   Compliance Certificates and Opinions........................ 21
Section 7.4.   Form of Documents Delivered to Agent........................ 22
Section 7.5.   Maintenance of Office or Agency............................. 22
Section 7.6.   Notices, Etc................................................ 23
Section 7.7.   Notices to Holders; Waiver.................................. 23
Section 7.8.   Effect of Headings and Table of Contents.................... 24
Section 7.9.   Successors and Assigns...................................... 24
Section 7.10.  Separability Clause......................................... 24
Section 7.11.  Benefits of Agreement....................................... 24
Section 7.12.  Governing Law............................................... 24
Section 7.13.  Counterparts................................................ 24
Section 7.14.  Inspection of Agreement..................................... 24



               UNIT AGREEMENT, dated as of _____________, by and among MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., a Delaware corporation (the "Corporation") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), acting solely as unit agent under this Agreement (in its capacity as unit agent, the "Agent", except to the extent that this Agreement specifically states that the Agent is acting in another capacity), Chase, as trustee and paying agent under the Indenture described below (in its capacity as trustee under the Indenture, the "Trustee" and, in its capacity as paying agent under the Indenture, the "Paying Agent"), and Chase, as Warrant Agent under the Warrant Agreement described below (in its capacity as Warrant Agent under the Warrant Agreement, the "Warrant Agent").

               WHEREAS, Morgan Stanley Group Inc. (as predecessor of the Corporation) has entered into a Senior Indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996 between Morgan Stanley Group Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee as further supplemented by a Third Supplemental Senior Indenture dated as of June 1, 1997 and a Fourth Supplemental Senior Indenture dated as of March 1, 1998 between the Corporation and the Trustee
(as so supplemented, the "Indenture");

               WHEREAS, the Corporation has entered into a Warrant Agreement (the "Warrant Agreement") dated as of ____________ between the Corporation and Chase, as Warrant Agent;

               WHEREAS, the Corporation has duly authorized the issuance, pursuant to the Warrant Agreement, of _________ Warrants [Settling/Expiring] ________ (the "Warrants");

               WHEREAS, the Corporation has duly authorized the issuance pursuant to the Indenture, of [Pre-paid Purchase Contracts Settling __________] that require holders to satisfy their obligations thereunder upon issuance of such Pre-paid Purchase Contracts (the "Purchase Contracts")[Notes due _______(the "Notes")] and

               WHEREAS, the Corporation desires to provide for the issuance of the [Separable] Units [Mandatorily] Exchangeable for ________________________ consisting of ___________________ (the "Units");


               NOW, THEREFORE, in consideration of the premises and the purchases of the Units by the holders thereof, the Corporation, the Agent, the Warrant Agent and the Trustee and Paying Agent mutually covenant and agree as follows:


                                 ARTICLE 1

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

               Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States in effect at the time of any computation; and

               (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent" means the Person named as the "Agent" in the first paragraph of this Agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such successor Person.

               "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

               ["Automatic Separation Date" means _________________________.]

               "Board of Directors", means the board of directors of the Corporation or any other committee duly authorized to act on its behalf with respect to this Agreement.

               "Board Resolution", means one or more resolutions, certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted or consented to by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

               "Corporate Trust Office" means the office of the Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

               "Corporation" means the Person named as the "Corporation" in the first paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter the "Corporation" shall mean such successor Person.

               "Definitive Securities" means any Security in definitive form.

               "Definitive Unit" means any Unit comprised of Definitive Securities.

               "Depositary" means DTC, or any successor as the Holder of any Global Units.

               "DTC" means The Depository Trust Company or its nominee.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Global Note" means a global Note in registered form originally issued as part of a Global Unit.

               "Global Purchase Contract" means a global Purchase Contract in registered form originally issued as part of a Global Unit.

               "Global Securities" means the [Global Warrant and the Global Purchase Contract] [Global Note].

               "Global Unit" means any Unit that comprises the Global Securities and is represented by a Global Unit Certificate.

               "Global Unit Certificate" means a global Unit Certificate in registered form.

               "Global Warrant" means a global Warrant in registered form originally issued as part of a Global Unit.

               "Holder" means in the case of any Security or Unit, the Person in whose name such Security or the Securities constituting a part of such Unit are registered on the relevant Security Register.

               "Indenture" has the meaning specified in the first recital in this Agreement.

               "Issuer Request", means a written order or request signed in the name of the Corporation by the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any other person authorized by the Board of Directors and delivered to the Agent.

               "Note" has the meaning stated in the fourth recital in this Agreement.

               "Note Register" has the meaning specified in Section 2.07.

               "Officer's Certificate" means a certificate signed by the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer of the Corporation or any other person authorized by the Board of Directors and delivered to the Agent.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Corporation and who shall otherwise be satisfactory to the Agent.

               "Paying Agent" means any Person authorized by the Corporation to pay the Put Price or any other sums payable by the Corporation; provided that such Person shall be a bank or trust company organized and in good standing under the laws of the United States or any state in the United States, having (together with its parent) capital, surplus and undivided profits aggregating at least $50,000,000 or any foreign branch or office of such a bank or trust company, and, subject to the foregoing, may be an Affiliate of the Corporation.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Purchase Contracts" has the meaning stated in the fourth recital in this Agreement.

               "Purchase Contract Register" has the meaning specified in
Section 2.7.

               "Responsible Officer", with respect to the Agent means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Agent customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

               "Security" means either a [list constituent securities].

               "Security Register" means either a [Note Register, Purchase Contract Register or Warrant Register].

               "Trustee", with respect to [Purchase Contracts] [Notes], means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of such Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "Unit" has the meaning stated in the fifth recital to this Agreement.

               "Unit Certificate" means a certificate evidencing the rights and obligations of the Corporation and a Holder with respect to the number of Units specified on such certificate.

               "Unit Register" has the meaning specified in Section 2.7.

               "Warrant Agreement" has the meaning stated in the second recital of this Agreement.

               "Warrant Property" has the meaning specified in the Warrant Agreement.

               "Warrant Register" with respect to any Warrants constituting a part of the Units means the security register of the Corporation maintained by the Warrant Agent pursuant to the Warrant Agreement.

               "Warrants" has the meaning stated in the third recital of this Agreement.


                                 ARTICLE 2

                                   UNITS

               Section 2.1. Forms Generally. (a) (i) The Units shall be substantially in the form of Exhibit A. The Unit Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Corporation executing the Securities constituting a part thereof may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization on which the Units may be listed or quoted or of any securities depository or to conform to general usage.

          (ii) The Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Unit Certificates, as evidenced by their execution of the Securities constituting a part of the Units evidenced by such Unit Certificates.

          (iii) The Units shall be issued initially as Global Units in fully registered form. A beneficial interest in a Unit may not be exchanged for a
Definitive Unit, except as provided in Section 2.11.   The Corporation shall
execute, and the Trustee and Warrant Agent shall, in accordance with Section 2.06, authenticate and countersign, respectively, and deliver one or more global Unit Certificates (comprised of [list constituent Global Securities]) that (i) shall evidence all of the Units issued, shall be registered in the name of the Depositary or its nominee, shall be delivered by the Agent to the Depositary or pursuant to such Depositary's instructions and shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

               Section 2.2. Form of Certificate of Authentication and Countersignature. The form of the Trustee's certificate of authentication of the [Purchase Contracts] [Notes] and the form of the Warrant Agent's countersignature of the Warrants, each constituting a part of the Units, shall be substantially in such form as set forth in the Indenture or the Warrant Agreement, as applicable.

               Section 2.3.  Units.  (a)  Each Unit will consist of
______________.

               (b) The aggregate number of Units that may be authenticated, countersigned and delivered under this Agreement is ___________________
(except for Units authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Units pursuant to Section 2.7, 2.8 or 2.11);

           (c) The [list constituent securities] may be purchased, transferred and exchanged only as Units [until the Automatic Separation Date. On the Automatic Separation Date, the Units shall automatically separate into their constituent [list constituent securities], and the Units will cease to exist. Each beneficial owner of a Unit on the Automatic Separation Date shall become the owner of [list amount of constituent securities], which may thereafter be transferred as separate Securities.]

               Section 2.4. Denominations. Units shall be issuable only in registered form and in denominations of ___________ Units,[[Purchase Contracts] [Notes] and Warrants], respectively, and any integral multiple thereof.

               Section 2.5. Rights and Obligations Evidenced by the Units. Units shall evidence [(a) the number of Warrants specified on the face of the Warrant Certificate attached to any Unit Certificate representing Definitive Units or [on the face of] [Schedule A to] the Warrant Certificate representing Global Warrants attached to the Unit Certificate representing Global Units and
(b) [the number of Purchase Contracts specified on the face of the Purchase Contract attached to any Unit Certificate representing Definitive Units or [on the face of ] [Schedule A to] the Global Purchase Contract attached to the Unit Certificate representing Global Units] [the aggregate principal amount of Notes specified on the face of the Note attached to any Unit Certificate representing Definitive Units or on [the face of][Schedule A to] the Global Note attached to the Unit Certificate representing Global Units].]

               Section 2.6. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and from time to time thereafter, the Corporation may deliver, subject to the limitation on the aggregate number of [list constituent securities] represented thereby set forth in Section 2.03(b), Unit Certificates (including the Securities executed by the Corporation constituting the Units evidenced by such Unit Certificates) to the Trustee and Warrant Agent for authentication and countersignature, as the case may be, of the Securities comprised by such Units, together with its Issuer Requests for authentication and countersignature of such Securities, and the Trustee in accordance with the Indenture and the Issuer Request of the Corporation shall authenticate the [Purchase Contracts] [Notes] constituting a part of the Units evidenced by such Unit Certificates and the Warrant Agent in accordance with the Warrant Agreement shall countersign the Warrants constituting a part of the Units evidenced by such Unit Certificates and each shall deliver such Unit Certificates upon the order of the Corporation.

               [Purchase Contracts] [Notes] constituting a part of the Units shall be executed on behalf of the Corporation in accordance with the terms of the Indenture. Warrants constituting a part of the Units shall be executed on behalf of the Corporation in accordance with the terms of the Warrant Agreement.

               Section 2.7. Registration of Transfer and Exchange. A register (the register being herein referred to as the ["Purchase Contract Register"] ["Note Register"]) shall be maintained in accordance with the Indenture to provide for the registration of [Purchase Contracts] [Notes] constituting a part of the Units and of transfers of such [Purchase Contracts] [Notes].

               At the option of the Holder thereof, Units may be transferred or exchanged for a Unit or Units having authorized denominations evidencing the number of Units transferred or exchanged, upon surrender of such Units to be so transferred or exchanged at the Corporate Trust Office of the Agent upon payment, if the Corporation shall so require, of the charges hereinafter provided. Whenever any Units are so surrendered for transfer or exchange, the Corporation shall execute, and the Trustee and/or Warrant Agent, as appropriate, shall authenticate and/or countersign, respectively, and the Agent shall deliver the Units which the Holder making the transfer or exchange is entitled to receive. All Units (including the Securities constituting part of such Units) surrendered upon any exchange or transfer provided for in this Agreement shall be promptly canceled and disposed of in accordance with
Section 2.10.

               All Unit Certificates delivered upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of [list number/amount listed on the face of constituent securities] and shall be entitled to the same benefits, and be subject to the same obligations, under the Indenture, the Warrant Agreement and this Agreement as the Units evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

               Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation or the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Agent, duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided herein with respect to the Units, the Agent shall register the transfer or exchange of any outstanding Unit Certificate upon the records to be maintained by it for that purpose (the "Unit Register") at its Corporate Trust Office.

               No service charge shall be made for any transfer or exchange of a Unit, but the Corporation and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Units, other than any exchanges pursuant to Section 2.8 not involving any transfer.

               Section 2.8.  Mutilated, Destroyed, Lost and Stolen Unit
Certificates.   If any mutilated Unit Certificate is surrendered to the Agent, the Corporation shall execute and deliver to the Trustee and the Warrant Agent, as appropriate, and the Trustee and the Warrant Agent shall authenticate, countersign and deliver, as appropriate, in exchange therefor new Securities comprised by Units of like tenor and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Corporation and the Trustee and the Warrant Agent and/or the Agent, as appropriate, (i) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate and
(ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Corporation and the Trustee and the Warrant Agent as appropriate, that such Unit Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and deliver to the Trustee and the Warrant Agent and/or the Agent, as appropriate, and the Trustee (in accordance with the provisions of the Indenture) and the Warrant Agent (in accordance with the provisions of the Warrant Agreement) shall authenticate and countersign and the Agent shall deliver to the Holder, as appropriate, in lieu of any such destroyed, lost or stolen Unit Certificate, new Securities comprised by Units of like tenor and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

               Upon the issuance of any new Unit Certificate under this Section, the Corporation and the Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

               Every new Unit Certificate executed pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Unit Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Unit Certificates delivered hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.

               Section 2.9. Persons Deemed Owners. Prior to due presentment of a Unit Certificate for registration of transfer, the Corporation, the Trustee, the Warrant Agent and the Agent, as appropriate, and any agent of the Corporation, the Trustee, the Warrant Agent or the Agent, as appropriate, may treat the Person in whose name any Security evidenced by such Unit Certificate is registered as the owner of the Units evidenced thereby for all purposes whatsoever, whether or not payment with respect to any Security constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary. None of the Corporation, the Trustee, the Warrant Agent, the Agent or any agent of the Corporation, the Trustee, the Warrant Agent or the Agent shall be affected by notice to the contrary.

               Section 2.10. Cancellation. All Unit Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, the Warrant Agent or the Agent, as appropriate, be delivered to the Trustee, the Warrant Agent and/or the Agent, as appropriate, and, if not already canceled, [list constituent securities] evidenced by such Units shall be promptly canceled by the Trustee, the Warrant Agent and/or the Agent, as appropriate. The Corporation may at any time deliver to the Trustee, the Warrant Agent and/or the Agent, as appropriate, for cancellation any Unit Certificates previously authenticated, countersigned and delivered hereunder, under the Warrant Agreement and under the Indenture, which the Corporation may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Request of the Corporation, be promptly canceled by the Trustee, Warrant Agent and/or the Agent, as appropriate. No Unit Certificates shall be authenticated, countersigned and executed in lieu of or in exchange for any Unit Certificates canceled as provided in this Section, except as permitted by this Agreement. All canceled Unit Certificates held by the Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Agent to the Corporation, unless by Issuer Request the Corporation shall direct that canceled Unit Certificates be returned to it.

               If the Corporation or any Affiliate of the Corporation shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Trustee, the Warrant Agent and/or the Agent, as appropriate, for the purpose of cancellation.

               Section 2.11. Exchange of Global Units and Definitive Units. Holders of Global Units shall receive Definitive Units in exchange for interests in such Global Units if DTC notifies the Corporation that it is unwilling or unable to continue as Depositary with respect to the Global Units or if at any time it ceases to be a clearing agency under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Corporation within 90 days after receipt of such notice or after it becomes aware that DTC has ceased to be such a clearing agency.

               Definitive Units exchanged for interests in Global Units pursuant to this Section 2.11 shall be denominated in the amounts and registered in the name of such Person or Persons as the Depositary shall instruct the Agent, the Warrant Agent and the Trustee, as appropriate.

               Whenever Global Units are exchanged for Definitive Units, the Global Unit Certificate or Certificates shall be canceled and disposed of in accordance with Section 2.10.

                                 ARTICLE 3

       [AUTOMATIC SEPARATION OF UNITS; TERMINATION OF UNIT AGREEMENT

               Section 3.1. Automatic Separation of Units; Termination of Unit Agreement. Prior to the Automatic Separation Date, the [list constituent securities] shall be purchased and transferred only as Units. On the Automatic Separation Date, the Units shall automatically separate into their constituent [list constituent securities] and the Units will cease to exist. Each beneficial owner of a Unit on the Automatic Separation Date shall become the owner of [list number/amount of constituent securities], which may thereafter be transferred as separate securities. Immediately upon the separation of the Units into their constituent Securities, this Agreement shall terminate.

               Section 3.2. Effect of Termination. If this Agreement is terminated as provided in Section 3.01, such termination shall be without liability of any party to any other party to this Agreement and the obligations of the Corporation with respect to the Units shall automatically cease upon the Automatic Separation Date and the Holders shall not have any claims with respect to the Units; provided that the provisions of Section 5.5 shall survive the termination hereof pursuant to Section 3.1 and provided, further, that the provisions of this Section shall not limit the ability of a Holder to enforce its rights in accordance with the proviso in Section 4.1.]


                                 ARTICLE 4

          OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF UNITS

               Section 4.1. Holder May Enforce Rights. Any Holder of a Unit may, without the consent of the Agent, the Depositary, any participant of the Depositary or any other Holder, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, its rights under this Agreement; provided that a Holder of a Unit may only enforce its rights under the Securities comprised by such Unit in accordance with the terms of the Indenture and the Warrant Agreement, as applicable.


                                 ARTICLE 5

                                 THE AGENT

               Section 5.1. Certain Duties and Responsibilities. (a) The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

           (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                 (i) the duties and obligations of the Agent with respect to the Units shall be determined solely by the express provisions of this Agreement and the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

                (ii) in the absence of bad faith on its part, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

           (c) The Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Agent, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts.

           (d) No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

           (f) The Agent is acting solely as agent for the Corporation hereunder and owes no fiduciary duties to any person by virtue of this Agreement.

               Section 5.2. Certain Rights of Agent. Subject to the provisions of Section 5.1:

           (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request, direction, order or demand of the Corporation mentioned herein shall be sufficiently evidenced by an Officer's Certificate or Issuer Request and any resolution of the Board of Directors of the Corporation, as the case may be, may be sufficiently evidenced by a Board Resolution;

           (c) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

           (d) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the [constituent securities], as the case may be, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, at reasonable times during normal business hours, personally or by agent or attorney;

           (e) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

           (f) the Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

               Section 5.3. Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Indenture, in the Warrant Agreement and in the Units, except the Trustee's and Warrant Agent's certificates of authentication or countersignature, shall be taken as the statements of the Corporation, and none of the Trustee, Agent or the Warrant Agent assumes any responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Agreement or of the Units. None of the Trustee, Agent or the Warrant Agent shall be accountable for the use or application by the Corporation of the proceeds with respect to Units or be responsible for exercising any remedy hereunder on behalf of the Holders, except as expressly provided in this Agreement.

               Section 5.4. May Hold Units. The Agent, the Trustee, the Warrant Agent, or any other agent of the Corporation, the Trustee, the Warrant Agent, or the Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Corporation and receive, collect, hold and retain collections from the Corporation with the same rights it would have if it were not such other agent, the Trustee, the Warrant Agent or the Agent.

               Section 5.5. Compensation and Reimbursement. The Corporation agrees:

           (a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

           (b) except as otherwise expressly provided herein, to reimburse the Agent and any predecessor Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (c) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

               The obligations of the Corporation under this Section to compensate and indemnify the Agent and any predecessor Agent and to pay or reimburse the Agent and any predecessor Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of such Agent or predecessor Agent or the termination hereof. Such additional indebtedness shall be a senior claim to that of the Units upon all property and funds held or collected by the Agent as such, except funds held in trust for the benefit of the Holders of particular Units, and the Units are hereby subordinated to such senior claim.

               Section 5.6. Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Agent hereunder shall at all times be the Trustee under the Indenture and the Warrant Agent under the Warrant Agreement, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Agent may appoint one or more sub-agents with offices or agencies in a city or cities outside the United States.

               Section 5.7. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 5.8.

           (b) The Agent may resign by giving written notice thereof to the Corporation and the Holders, in accordance with Section 7.6 and Section 7.7, 60 days prior to the effective date of such resignation. The Agent may be removed at any time upon 60 days' notice by the filing with it of an instrument in writing signed on behalf of the Corporation and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Agent required by Section 5.8 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

           (c)  If at any time

                 (i) the Agent shall cease to be eligible under Section 5.6, or shall cease to be eligible as Trustee under the Indenture or as Warrant Agent under the Warrant Agreement, and shall fail to resign after written request therefor by the Corporation or by any Holder, or

                (ii) the Agent shall become incapable of acting with respect to the Units or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Corporation, by Board Resolution, may remove the Agent and appoint a successor Agent, or (B) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent or Agents. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Agent and appoint a successor Agent.

           (d) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Corporation, by Board Resolution, shall promptly appoint a successor Agent or Agents (other than the Corporation) and shall comply with the applicable requirements of Section 5.8. If no successor Agent shall have been so appointed by the Corporation and accepted appointment in the manner required by Section 5.8, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

           (e) The Corporation shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent to all Holders of Units in accordance with Section 7.7. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

               Section 5.8. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent, with like effect as if originally named as Agent hereunder; but, on the request of the Corporation or the successor Agent, such retiring Agent shall, upon payment of all amounts due and payable to it pursuant to Section 5.5, execute and deliver an instrument transferring to such successor Agent all the rights and powers of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder. Any retiring Agent shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Agent to secure any amounts then due it pursuant to Section 5.5.

           (b) Upon request of any such successor Agent, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

           (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be eligible under this Article.

           (d) Upon acceptance of appointment by any successor Agent as provided in this Section, the Corporation shall give notice thereof to the Holders of Units in accordance with Section 7.7. If the acceptance of appointment is substantially contemporaneous with the resignation of the Agent, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.7. If the Corporation fails to give such notice within ten days after acceptance of appointment by the successor Agent, the successor Agent shall cause such notice to be given at the expense of the Corporation.

               Section 5.9. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the agency business of the Agent, shall be the successor of the Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article.

               [Section 5.10.  Tax Compliance.   (a)  The Company will allocate
__% of the issue price of the Units as premium for the Warrants, based on the relative fair market values of the [Purchase Contracts][Notes] and the Warrants at the time of the issuance of the Units, and will allocate __% of the issue price of the Units to the [Purchase Contracts] [Notes].]

           (b) The Corporation by the issuance and sale of any Unit and any Holder of a Unit by his acceptance thereof agree to (in the absence of any applicable administrative ruling or judicial determination to the contrary) treat the Securities that constitute any Unit as separate securities and to file all United States federal, state and local tax returns consistent with the treatment of such Unit as constituted by separate securities.


                                 ARTICLE 6

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

               Section 6.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Corporation covenants that it will not merge or consolidate with any other corporation or sell, convey or lease all or substantially all of its assets to any Person, firm or corporation, except that the Corporation may merge or consolidate with, or sell, convey or lease all or substantially all of its assets to, any other corporation, provided that (i) the Corporation shall be the continuing corporation, or the successor corporation (if other than the Corporation) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation shall assume the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Corporation by supplemental agreement in form satisfactory to the Agent executed and delivered to the Agent by such corporation, and (ii) neither the Corporation nor such successor corporation immediately after such merger or consolidation, or such sale, conveyance or lease shall be in default in the performance of any such covenant or condition.

               Section 6.2. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Corporation with the same effect as if it had been named herein as the Corporation. Such successor corporation thereupon may cause to be signed, and may issue (subject to the provisions of the Indenture and the Warrant Agreement) either in its own name or in the name of Morgan Stanley, Dean Witter, Discover & Co. any or all of the [list constituent securities] issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Agent; and, upon the order of such successor corporation, instead of the Corporation, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Trustee, the Warrant Agent and the Agent shall authenticate, countersign and deliver, as applicable, any [list constituent securities] that previously shall have been signed and delivered by the officers of the Corporation to the Trustee and the Warrant Agent for authentication and countersignature, and any [list constituent securities] evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Trustee and the Warrant Agent for such purpose.

               In case of any such consolidation, merger, sale, conveyance or lease such change in phraseology and form (but not in substance) may be made in the Unit Certificates thereafter to be issued as may be appropriate.

               Section 6.3. Opinion of Counsel to Agent. The Agent subject to Sections 5.1 and 5.2 may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease, and any such assumption, complies with the provisions of this Article.


                                 ARTICLE 7

                         MISCELLANEOUS PROVISIONS

               Section 7.1. Amendments. (a) This Agreement and the terms of the Units may be amended (by means of an agreement supplemental hereto or otherwise) by the Corporation and the Agent, without the consent of the Holders, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (ii) to evidence and provide for the acceptance of appointment hereunder by a successor Agent with respect to the Units or (iii) in any other manner which the Corporation may deem necessary or desirable and which will not adversely affect the interests of the affected Holders.

           (b) The Corporation and the Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Holders holding not less than a majority in number of the then outstanding Units for any purpose; provided, however, that no such modification or amendment that materially and adversely affects the exercise rights of the affected Holders or reduces the percentage of the number of outstanding Units, the consent of the Holders of which is required for modification or amendment of this Agreement, may be made without the consent of each Holder affected thereby. In the case of Units evidenced by one or more Global Unit Certificates, the Corporation and the Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Unit Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Units, provided that any such certification is accompanied by a certification from the Depositary as to the Unit holdings of such participants.

           (c) Upon the request of the Corporation, accompanied by a copy of a Board Resolution (which Board Resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer's Certificate) authorizing the execution of any such amendment, and upon the filing with the Agent of evidence of the consent of Holders as aforesaid, the Agent shall join with the Corporation in the execution of such amendment unless such amendment affects the Agent's own rights, duties or immunities under this Agreement or otherwise, in which case the Agent may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by, any amendment permitted by this Section, the Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The fact and date of the execution of any consent of Holders, or the authority of the Person executing the same, may be proved in any manner which the Agent (with the approval of the Corporation) deems sufficient.

           (d) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

           (e) The Corporation may set a record date for purposes of determining the identity of Holders of Units entitled to consent to any action by consent authorized or permitted hereby. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Units furnished to the Agent. The ownership of Units shall be proved by the Unit Register.

               Section 7.2. Incorporators, Stockholders, Officers and Directors of the Corporation Immune from Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or in any Warrant Agreement or any [list constituent securities], or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer, attorney-in-fact or director, as such, of the Corporation or of any successor corporation, either directly or through the Corporation or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Units by the Holders thereof and as part of the consideration for the issue thereof, provided that nothing in this Article shall impair the obligations, covenants and agreements of the Corporation contained in this Agreement and in any [list constituent securities] constituting a part of the Units.

               Section 7.3. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Corporation to the Agent to take any action under any provision of this Agreement, the Corporation, as applicable, shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                 (i) a statement that each individual signing such certificate or opinion has reached such covenant or condition and the definitions herein relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

               Section 7.4. Form of Documents Delivered to Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate, statement or opinion of an officer or counsel of or for the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion is based are erroneous. Any such certificate, statement or opinion may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Corporation, as applicable, stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

               Section 7.5.  Maintenance of Office or Agency.  So long as
Units are authorized for issuance pursuant to this Agreement or are outstanding hereunder, the Corporation will maintain in the Borough of Manhattan, The City of New York, an office or agency where Units may be presented or surrendered for delivery, where Units may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of Units and this Agreement may be served. The Corporation hereby initially designates the Agent as its office or agency in the Borough of Manhattan, The City of New York, for each of said purposes. The Corporation will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Agent, and the Corporation hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

               The Corporation may also from time to time designate one or more other offices or agencies where Units may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligations to maintain offices or agencies provided for in this Section. The Corporation will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

               Section 7.6. Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

           (a) the Agent, by any Holder or by the Corporation shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at its Corporate Trust Office, Attention: Corporate Trustee Administration Department, or at any other address previously furnished in writing by the Agent to the Holders and the Corporation, or

           (b) the Corporation by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Corporation at 1585 Broadway, New York, New York 10036, Attention: Treasurer, or at any other address previously furnished in writing to the Agent by the Corporation.

               Section 7.7. Notices to Holders; Waiver. The Corporation may cause notice to be given to the Holders by providing the Agent with a form of notice to be distributed by (a) in the case of Definitive Units, the Agent to the Holders by first class mail, or (b) in the case of Global Units, the Depositary to its participants in accordance with the custom and practices of the Depositary. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               Section 7.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               Section 7.9. Successors and Assigns. All covenants and agreements in this Agreement, the Units and the Unit Certificates by the Corporation shall bind its successors and assigns, whether so expressed or not.

               Section 7.10. Separability Clause. In case any provision in this Agreement or in the Units or Unit Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

               Section 7.11. Benefits of Agreement. Nothing in this Agreement or in the Units, Unit Certificates, the Indenture, the Warrant Agreement, [list constituent securities], express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be bound by all of the terms and conditions hereof and of the Indenture, the Units, the Warrant Agreement, [list constituent securities] evidenced by the Units, by their acceptance of delivery of such Units.

               Section 7.12. Governing Law. This Agreement and the Units shall be governed and construed in accordance with the laws of the State of New York.

               Section 7.13. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               Section 7.14. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Agent for inspection by any Holder.

               IN WITNESS WHEREOF, the Corporation, the Agent, the Trustee and the Warrant Agent have duly executed this Agreement as of the day and year first above set forth.

                              MORGAN STANLEY, DEAN WITTER,
                                DISCOVER & CO.


                              By:
                                  -----------------------------------
                                  Name:
                                  Title:


                              THE CHASE MANHATTAN BANK,
                                 as Agent


                              By:
                                  -----------------------------------
                                  Name:
                                  Title:


                              THE CHASE MANHATTAN BANK,
                                 as Trustee and Paying Agent under the
                                 Indenture


                                  By:
                                      -------------------------------
                                      Name:
                                      Title:



                              THE CHASE MANHATTAN BANK,
                                    as Warrant Agent under the Warrant
                                    Agreement


                              By:
                                  -----------------------------------
                                  Name:
                                  Title:


                                                                     EXHIBIT A


                        [[FORM OF UNIT CERTIFICATE]

                                  [FACE]


               [IF THE UNIT CERTIFICATE IS TO BE A GLOBAL UNIT CERTIFICATE, INSERT--This Unit Certificate is a global Unit Certificate within the meaning of the Unit Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the
Depositary. Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary).

               Unless this Unit Certificate is presented by an authorized representative of The Depositary (55 Water Street, New York) to Morgan Stanley, Dean Witter, Discover & Co. or its agent for registration of transfer, exchange or payment, and any Unit issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]



                             UNIT CERTIFICATE

            (issuable in integral multiples of ________ Units)

                  Evidencing the Ownership of and Rights
     of the Holder under [Separable] Units [Mandatorily] Exchangeable for _____________________________ Consisting of
                         _____________________ and
                         ________________________


Certificate No. _____Number of Units                                 _________


               This Unit Certificate certifies that ______________________
(the "Holder"), or registered assigns, is the registered owner of [     (  )
Units].

               Each Unit represents ownership by the Holder of __________.






[INSERT PURCHASE CONTRACT, NOTE AND WARRANT
CERTIFICATE, AS APPLICABLE]













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      Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
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                  [IF UNIT IS A DEFINITIVE UNIT, INSERT -

                           [FORM OF ASSIGNMENT]



               FOR VALUE RECEIVED, the undersigned assigns and transfers the Unit(s) represented by this Certificate to:


               _________________ (Insert assignee's social security or tax identification number)



                 (Insert address and zip code of assignee)


               and irrevocably appoints


               agent to transfer this Unit Certificate on the books of the Corporation. The agent may substitute another to act for him or her.




               Date:


               Signature(s):


               -------------------------------------------------------------

               -------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this
                                      Certificate)


               NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.]